As filed with the Securities and Exchange Commission on December 15, 2025

Registration No. 333-291009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALMONTY INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Canada	1061	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

100 King Street West,

Suite 5700

Toronto, ON, M5X 1C7

Tel: (647) 438-9766

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

Tel: (212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Lewis Black Chief Executive Officer 100 King Street West, Suite 5700 Toronto, ON M5X 1C7 Canada (647) 438-9766	Pierre Dagenais Norton Rose Fulbright Canada LLP 222 Bay St Suite 3000 Toronto, ON M5K 1E7 Canada (416) 216-4792	Brian Fenske Norton Rose Fulbright US LLP 1550 Lamar Street, Suite 2000, Houston, TX 77010-4103 United States (713) 651-5151

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

Ontario

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box)

A.	☒	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	At some future date (check the appropriate box below)

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-10 (No. 333-291009) initially filed with the Securities and Exchange Commission (the “Commission”) by Almonty Industries Inc. (the “Registrant”) on October 22, 2025, as amended by pre-effective Amendment No. 1 thereto filed with the Commission on October 31, 2025 (the “Registration Statement”), registering the sale by the Registrant from time to time of up to an aggregate US$500,000,000 (i) common shares; (ii) preferred shares; (iii) debt securities (including any bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description); (iv) warrants; (v) subscription receipts; and (vi) units comprised of one or more of any of the foregoing.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the securities formerly issuable and registered under the Registration Statement and not otherwise sold by the Registrant as of the date that this Post-Effective Amendment No. 1 is filed.

The Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1, any and all of the securities registered under the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statement by filing this Post-Effective Amendment No. 1 with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form F-10 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, United States on December 15, 2025.

ALMONTY INDUSTRIES INC.

By:	/s/ Lewis Black
Name:	Lewis Black
Title:	Chairman, President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on F-10 has been signed by the following persons in the capacities and on the dates indicated below

Signature	Title	Date

/s/ Lewis Black	Chairman, President, Chief Executive Officer and Director	December 15, 2025
Lewis Black	(Principal Executive Officer)

*	Chief Financial Officer	December 15, 2025
Brian Fox	(Principal Financial and Accounting Officer)

*	Lead Director	December 15, 2025
Mark Trachuk

*	Director	December 15, 2025
Daniel D’Amato

*	Director	December 15, 2025
Dr. Thomas Gutschlag

*	Director	December 15, 2025
Andrew Frazer

*	Director	December 15, 2025
David Hanick

*	Director	December 15, 2025
Gustave F. Perna

*	Director	December 15, 2025
Alan Estevez

*By:	/s/ Lewis Black
Name:	Lewis Black
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form F-10, in the capacity as the duly authorized representative of the Registrant in the United States, on December 15, 2025.

/s/ Lewis Black
Name:	Lewis Black
Title:	Chairman, President, Chief Executive Officer and Director